Exhibit 99.1

Bridgetown 2 Shareholders Approve Business Combination with PropertyGuru

Singapore and Hong Kong – March 15, 2022 – Bridgetown 2 Holdings Limited (“Bridgetown 2” or the “Company”) (NASDAQ: BTNB) today announced that Bridgetown 2 shareholders overwhelmingly approved the previously announced business combination (“Business Combination”) with PropertyGuru Pte. Ltd. (“PropertyGuru”), Southeast Asia’s leading property technology company, at an extraordinary meeting of shareholders today.

Shareholder redemptions were 59.3%. Complete official results of the vote and shareholder redemption will be included in a Current Report on Form 8-K to be filed by Bridgetown 2 with the Securities and Exchange Commission (the “SEC”).

As previously disclosed, the transaction is expected to close March 17, 2022, subject to the satisfaction or waiver of customary closing conditions. Following the close of the business combination, PropertyGuru’s ordinary shares are expected to begin trading on the New York Stock Exchange on March 18, 2022 under the ticker symbol “PGRU.”

About PropertyGuru Group

PropertyGuru Group is Southeast Asia’s leading property technology company1, and the preferred destination for over 522 million property seekers to find their dream home, every month. PropertyGuru and its group companies empower property seekers with more than 3.3 million real estate listings3, in-depth insights, and solutions that enable them to make confident property decisions across Singapore, Malaysia, Thailand, Indonesia, and Vietnam.

PropertyGuru.com.sg was launched in 2007 and has helped to drive the Singapore property market online and has made property search transparent for the property seeker. Over the decade, the Group has grown into a high-growth technology company with a robust portfolio of leading property portals across its core markets; award-winning mobile apps; a high quality developer sales enablement platform, PropertyGuru FastKey (https://www.propertygurugroup.com/fastkey/); mortgage marketplace PropertyGuru Finance (https://www.propertyguru.com.sg/mortgage/home-loan); and a host of other property offerings including Awards (https://www.asiapropertyawards.com/en/), events and publications across Asia.

For more information, please visit: https://www.propertygurugroup.com/; https://www.linkedin.com/company/propertyguru/

About Bridgetown 2 Holdings

Bridgetown 2 Holdings Limited is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, with a focus on technology, financial services, or media sectors in Southeast Asia. The company is formed by Pacific Century Group and Thiel Capital, led by Chief Executive Officer and Chief Financial Officer, Daniel Wong, and Chairman Matt Danzeisen.

For more information, please visit https://www.bridgetownholdings.co/

[1]	In terms of relative engagement market share based on SimilarWeb data and as of June 30, 2021.
[2]	Based on Google Analytics data.
[3]	As of June 30, 2021.

Contact Information

For PropertyGuru:

Media

Sheena Chopra

sheena@propertyguru.com.sg

+65 9247 5651

Sard Verbinnen & Co

Ron Low and Jay Qin – Asia

Liz Zale and Chloe Clifford – U.S.

PropertyGuru-SVC@sardverb.com

Investor

PropertyGuru Group

Investor Relations

investors@propertyguru.com

The Blueshirt Group

Chris Hollenbeck

propertyguru@blueshirtgroup.com

For Bridgetown 2 Holdings

Pansy Poon

+852 6609 8565

Pansy.yt.poon@pcg-group.com

Karin Wong

+852 9755 6265

Karin.Wong@pcg-group.com

IMPORTANT LEGAL INFORMATION

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the federal securities laws with respect to the proposed transaction between PropertyGuru Group Limited (“PubCo”), PropertyGuru and Bridgetown 2 and regarding PropertyGuru’s future business expectations which involve risks and uncertainties. All statements other than statements of historical fact contained in this document, including, but not limited to, statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of PropertyGuru, market size and growth opportunities, competitive position, technological and market trends and the potential benefits and expectations related to the terms and timing of the proposed transactions, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” or other similar expressions. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Bridgetown 2 and PropertyGuru, which are all subject to change due to various factors including, without limitation, changes in general economic conditions as a result of COVID-19. Any such estimates, assumptions, expectations, forecasts, views or opinions, whether or not identified in this document, should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

The forward-looking statements contained in this document are subject to a number of factors, risks and uncertainties, some of which are not currently known to PropertyGuru or Bridgetown 2. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of PubCo’s registration statement on Form F-4, the proxy statement/ prospectus therein, Bridgetown 2’s Quarterly Report on Form 10-Q and other documents filed by PubCo or Bridgetown 2 from time to time with the U.S. Securities and Exchange Commission.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, there may be additional risks that neither Bridgetown 2 nor PropertyGuru presently know, or that Bridgetown 2 or PropertyGuru currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements reflect Bridgetown 2’s and PropertyGuru’s expectations, plans, projections or forecasts of future events and view. If any of the risks materialize or Bridgetown 2’s or PropertyGuru’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Forward-looking statements speak only as of the date they are made. Bridgetown 2 and PropertyGuru anticipate that subsequent events and developments may cause their assessments to change. However, while PubCo, Bridgetown 2 and PropertyGuru may elect to update these forward-looking statements at some point in the future, PubCo, Bridgetown 2 and PropertyGuru specifically disclaim any obligation to do so, except as required by law. The inclusion of any statement in this document does not constitute an admission by PropertyGuru nor Bridgetown 2 or any other person that the events or circumstances described in such statement are material. These forward-looking statements should not be relied upon as representing Bridgetown 2’s or PropertyGuru’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements. In addition, the analyses of PropertyGuru and Bridgetown 2 contained herein are not, and do not purport to be, appraisals of the securities, assets or business of PropertyGuru, Bridgetown 2 or any other entity.